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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant To Section 13 Or 15(D) Of The Securities Exchange Act Of 1934

Date Of Report (Date Of Earliest Event Reported): September 1, 2005


                             EZCOMM ENTERPRISES INC.
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             (Exact Name Of Registrant As Specified In Its Charter)


          DELAWARE                    000-50601                  33-0827004
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(State or other Jurisdiction of     (Commission              (IRS Employer
Incorporation )                     File Number)             Identification No.)


                      11789, 79A Avenue, Delta, BC, V4C 1V7
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                    (Address Of Principal Executive Offices)

Registrant's telephone number, including area code:  (604) 599-8186
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          (Former name or former address, if changed since last report)


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SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 1, 2005, the Company entered into a Share Exchange Agreement with Eugene Science, Inc.("Eugene"), a Korean corporation.

Pursuant to the Agreement, the Company will acquire substantially all the issued and outstanding shares of Eugene. In exchange, EZCOMM will issue to the Eugene shareholders up to 318,319,200 shares of EZCOMM common stock on a fully-diluted basis, assuming all outstanding equity securities of Eugene are exchanged for shares of the Company's common stock pursuant to the Exchange Agreement. The Company's shares issued to Eugene shareholders under the Agreement will represent 90% of the total outstanding shares on a fully-diluted basis.

Eugene Science, Inc., a company operating in Bucheon, Kyunggi-Do, Korea, was founded on July 1, 1997 under the laws of the Republic of Korea. Eugene is a global biotechnology company that develops, manufactures, and markets nutraceuticals or functional foods that offer health-promoting advantages beyond that of nutrition. Eugene manufactures CZ(tm) series cholesterol-lowering functional food ingredients, beverages and capsules fortified with CZ series ingredients.


SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.       Description
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10.1              Share Exchange Agreement



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZCOMM ENTERPRISES INC.

September 6, 2005

/s/ Peter Braun
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Peter Braun
President